CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-254530, 333-270339) and Form S-8 (No. 333-271764, 333-268389, 333-248199, 333-237926, 333-217521) of Verona Pharma plc of our report dated February 29, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Reading, United Kingdom
February 29, 2024